Exhibit 77Q1(e)

CREDIT SUISSE ASSET MANAGEMENT INCOME
FUND, INC.

AMENDED AND RESTATED INVESTMENT
ADVISORY AGREEMENT


              AGREEMENT, made as of the 15th day of
November, 2016 between Credit Suisse Asset Management
Income Fund, Inc., a Maryland corporation (the "Fund"), and
Credit Suisse Asset Management, LLC, a Delaware limited liability company (the "Adviser").

W I T N E S S E T H

              WHEREAS, the Fund is a diversified,
closed-end investment company registered under the Investment Company Act of 1940, as amended (the "1940
Act");

              WHEREAS, the Adviser provides
investment advisory services to the Fund pursuant to an Investment Advisory Agreement with the Fund dated as of June 13, 1995 (the "Investment Advisory Agreement");

              WHEREAS, following changes in the
respective name of the Fund and of the Adviser, the parties executed an Addendum dated as of February 7, 2000 to amend the Investment Advisory Agreement to properly reflect the name of the Fund and the entity that is providing investment advisory services to the Fund;

              WHEREAS, the parties restated the
Investment Advisory Agreement on May 14, 2001 for the sole purposes of incorporating the changes made by the Addendum and properly reflecting the business address of the Adviser and the Fund, revising the fee structure and making certain other ministerial changes; and

              WHEREAS, the parties now wish to amend
and restate the Investment Advisory Agreement to make certain revisions to the services provided.

              NOW, THEREFORE, in consideration of
the premises and mutual promises hereinafter set forth, the parties hereto agree as follows:

              1.	The Fund hereby appoints the
Adviser to act as investment adviser to the Fund. The Adviser accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided.

              2.	 Subject to the supervision of the
Board of Directors of the Fund (the "Board"), the Adviser will manage the portfolio of securities and investments (including cash) belonging to the Fund including the purchase, retention and disposition thereof and the execution of agreements relating thereto, in accordance with the Fund's investment objective, policies and restrictions as stated in the Prospectus (as defined in paragraph 4(f) of this Agreement) and subject to the following understandings:

(a)	The Adviser shall furnish a continuous
investment program for the Fund and in
so doing shall determine from time to
time what investments or securities will be purchased, retained or sold by the Fund, and what portion of the assets will be invested or held uninvested as cash, and shall oversee risks of such investments;

(b)	The Adviser shall use its best judgment
in the performance of its duties under
this Agreement;

(c)	The Adviser, in the performance of its
duties and obligations under this
Agreement, shall act in conformity with
the Articles of Incorporation, the
Bylaws and Prospectus of the Fund and
with the instructions and directions of
the Board and will conform to and
comply with the requirements of the
1940 Act and all other applicable
federal and state laws and regulations;

(d)	The Adviser shall determine the
securities to be purchased or sold by the Fund and as agent for the Fund will effect portfolio transactions pursuant to its determinations either directly with the issuer or with any broker and/or dealer in such securities; in placing orders with brokers and/or dealers the Adviser intends to seek the best available price and execution for purchases and sales; the Adviser shall also determine whether or not the Fund shall enter into repurchase or reverse repurchase agreements. On occasions when the Adviser deems the purchase or sale of a security to be in the best interest of the Fund as well as other customers, the Adviser may, to the extent permitted by applicable laws and regulations, but shall not be obligated to, aggregate the securities to be sold or purchased in order to obtain the best execution and lower brokerage commissions, if any. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Adviser in the manner it considers to be the most equitable and consistent with its fiduciary obligations to the Fund and, if applicable, to such other customers;

(e)	The Adviser shall maintain books and
records with respect to the securities
transactions of the Fund and shall
render to the Board such periodic and
special reports as the Board may
reasonably request;

(f)	The Adviser shall provide the Fund's
Custodian as required with information
relating to all transactions concerning
the assets belonging to the Fund, except purchases of and any sales of the Fund's
Common Stock ("Fund Shares");

(g)	The Adviser shall apprise the Board of
important developments materially
affecting the Fund;

(h)	The Adviser shall furnish to third-party
data reporting services all currently
available standardized performance
information and other customary data;

(i)	The Adviser shall provide other
information and services required in
connection with the preparation and
filing with regulatory authorities of all registration statements and
Prospectuses, Prospectus supplements,
SAIs, and annual, semi-annual and
periodic reports to shareholders of the
Fund;

(j)	The Adviser shall assist in supervising
all aspects of the Fund's operations,
except those performed by other parties
pursuant to written agreements with the
Fund;

(k)	The Adviser shall act as liaison between
the Fund and the Fund's independent
registered public accountants, counsel,
custodian or custodians, transfer agent
and administrator, and take all
reasonable action to assure that all
necessary and reasonably requested
information is made available to each of them; make reports and recommendations to the Board regarding the performance of service providers; and actively participate with other relevant parties in the resolution of matters raised affecting the Fund and its operations;

(l)	The Adviser shall act as liaison with the
SEC and other regulators in relation to
inquiries and inspections relating to the Fund;

(m)	The Adviser shall perform certain legal
duties for the Fund; retain and manage
outside counsel as appropriate;

(n)	The Adviser shall provide infrastructure
and support services to the Fund;

(o)	The Adviser shall perform valuation
services with respect to investments
held by the Fund to the extent not
provided by other service providers;

(p)	The Adviser shall respond to Fund
shareholder complaints and shareholder
inquiries as requested by the Fund's
transfer agent; and

(q)	The Adviser shall prepare reports and
provide information regarding the Fund
as reasonably requested by other Fund
service providers.

              The investment management services of the Adviser to the Fund under this Agreement are not to be deemed exclusive, and the Adviser shall be free to render similar services to others.

              3.	The Adviser is authorized to select
the brokers and dealers that will execute the purchases and sales of portfolio securities for the Fund and is directed to use its best efforts to obtain the best available price and execution, except as prescribed herein. Unless and until otherwise directed by the Board, the Adviser may also effect individual securities transactions at commission rates in excess of the minimum commission rates available, if the Adviser determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage or research services provided by such broker or dealer, viewed in terms of either that particular transaction or the Adviser's overall responsibilities with respect to the Fund. The execution of such transactions shall not be deemed to represent an unlawful act or breach of any duty created by this Agreement or otherwise.

              4.	The Fund has delivered copies of
each of the following documents to the Adviser and will promptly notify and deliver to it all future amendments and supplements, if any:

       (a)	Articles of Incorporation of the
Fund, filed with the Department of Assessments and Taxation of the State of Maryland on February 11,
1987 (such Articles of Incorporation, as presently in effect and as amended from time to time, being herein called the "Articles of Incorporation");

       (b)	Bylaws of the Fund (such Bylaws,
as presently in effect and as amended from time to time, being herein called the "Bylaws");

       (c)	Certified resolutions of the Board
authorizing the appointment of the Adviser and approving the form of this Agreement;

       (d)	Registration Statement under the
Securities Act of 1933, as amended, on Form N-2
(No. 333-184589) (the "Registration Statement") as filed with the Securities and Exchange Commission
(the "Commission") on January 17, 2013 relating to the Fund and the Fund Shares, and all amendments thereto;

       (e)	Notification of Registration of the
Fund under the 1940 Act on Form N-8A as filed with the Commission on February 13, 1987 and all amendments thereto; and

       (f)	Prospectus of the Fund dated
January 22, 2013 (such prospectus being herein called the "Prospectus").

              5.	The Adviser shall authorize and
permit any of its partners, agents and employees who may be elected as directors or officers of the Fund to serve in the capacities in which they are elected. Services to be furnished by the Adviser under this Agreement may be furnished through the medium of any of such partners, agents or employees of the Adviser.

              6.	The Adviser shall keep the Fund's
books and records required to be maintained by it pursuant to paragraph 2(e) of this Agreement. The Adviser agrees that all records which it maintains for the Fund are the property of the Fund and it will promptly surrender any of such records to the Fund upon the Fund's request. The Adviser further agrees to preserve for the periods prescribed by Rule 31 a-2 of the Commission under the 1940 Act any such records as are required to be maintained by the Adviser with respect to the Fund by Rule 31a-1 of the Commission under the 1940 Act.

              7.	During the term of this Agreement
the Adviser will pay all expenses (including without limitation the compensation of all its partners, agents and employees serving as directors or officers of the Fund pursuant to paragraph 5 of this Agreement) incurred by it in connection with its activities under this Agreement other than the cost of securities and investments purchased for the Fund (including taxes and brokerage commissions, if any).

              8.	For the services provided and the
expenses borne pursuant to this Agreement, the Fund will pay to the Adviser as full compensation therefor a fee, computed weekly and payable quarterly, at an annual rate equal to 0.50% per annum of the Average Weekly Base Amount (as defined below). This fee for each quarter will be paid to the Adviser during the month succeeding such quarter. For purposes of this Agreement, "Average Weekly Base Amount" shall mean for any quarter, the average of the lesser of (A) "Market Value" of the Fund's outstanding shares and (B) the Fund's net assets, in each case determined as of the last trading day for each week during that quarter. "Market Value" of the Fund's outstanding shares will be determined as follows:

       (a)	if the Fund's shares are listed or
traded on any national securities exchange or on the Nasdaq National Market, the shares shall be valued at the last sale price on the exchange or market on which they are principally traded, on the valuation date; if there is no sale on the valuation date, the shares shall be valued at the mean between the closing bid and asked price;

       (b)	if the Fund's shares are traded
over-the-counter but are not listed or traded on any national securities exchange or on the Nasdaq
National Market, the shares shall be valued at the last sale price on the valuation date or, if no sale occurs on that date, at the last bid price; or

       (c)	if the Fund's shares are not listed or
traded on any recognized securities market or over-the-counter, the shares shall be deemed to have the same value as the underlying net assets of the Fund as of the valuation date.

              Upon any termination of this Agreement
before the end of a quarter, the fee for such part of that quarter shall be prorated according to the proportion that such period bears to the full quarterly period and shall be payable upon the date of termination of this Agreement. For the purpose of determining fees payable to the Adviser, the value of the Fund's net assets shall be computed at the times and in the manner specified in the Fund's Registration Statement as from time to time in effect.

              9.	The Adviser shall not be liable for
any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the matters to which this Agreement relates, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services (in which case any award of damages shall be limited to the period and the amount set forth in
Section 36(b)(3) of the 1940 Act) or a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

              10.	This Agreement shall become
effective on the date hereof. Upon becoming effective, this Agreement shall remain in effect for an initial term of one year and shall continue in effect from year to year thereafter if such continuance is approved at least annually by (a) a majority of the outstanding voting securities (as defined in the 1940 Act) or by vote of the Board, cast in person at a meeting called for the purpose of voting on such approval, and (b) vote of a majority of the Directors of the Fund who are not parties to this Agreement or "interested persons" (as defined in the 1940
Act) of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval. This Agreement may be terminated by the Fund at any time, without the payment of any penalty, by the Board or by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Fund on 60 days' written notice to the Adviser, or by the Adviser at any time, without the payment of any penalty, on 90 days' written notice to the Fund. This Agreement will automatically and immediately terminate in the event of its assignment (as defined in the 1940
Act).

              11.	The Adviser shall for all purposes
herein be deemed to be an independent contractor and shall, unless otherwise expressly provided herein or authorized by the Board from time to time, have no authority to act for or represent the Fund in any way or otherwise be deemed an agent of the Fund.

              12.	This Agreement may be amended
by mutual consent, but the consent of the Fund must be approved (a) by vote of a majority of those Directors of the Fund who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting on such amendment, and (b) by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Fund.

              13.	Notices of any kind to be given to
the Adviser by the Fund shall be in writing and shall be duly given if mailed or delivered to the Adviser at One Madison Avenue, New York, New York 10010, Attention: Chief
Executive Officer, with a copy to: General Counsel or at such other address or to such other individual as shall be specified by the Adviser to the Fund in accordance with this paragraph
13. Notices of any kind to be given to the Fund by the Adviser shall be in writing and shall be duly given if mailed or delivered to the Fund at Credit Suisse Asset Management
Income Fund, Inc., One Madison Avenue, New York, New
York 10010, Attention: Chairman, with a copy to: Senior Vice President or at such other address or to such other individual as shall be specified by the Fund to the Adviser in accordance with this paragraph 13. The Adviser agrees to notify the Fund of any change in its membership within a reasonable time of such change.

              14.	The Fund agrees that if this
Agreement is terminated and the Adviser shall no longer be the adviser to the Fund, the Fund will, within a reasonable period of time, change its name to delete reference to "Credit
Suisse Asset Management".

              15.	This Agreement shall be governed
by and construed in accordance with the laws of the State of New York.

              16.	 This Agreement may be executed
in one or more counterparts, each of which shall be deemed to be an original.

              IN WITNESS WHEREOF, the parties
hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.


CREDIT SUISSE ASSET
MANAGEMENT INCOME
FUND, INC.





By:
 /s/Karen Regan


Name:
 Karen Regan


Title:
 Senior Vice
President and
Secretary





CREDIT SUISSE ASSET
MANAGEMENT, LLC





By:
 /s/John Popp


Name:
John Popp


Title:
Managing Director